As filed with the Securities and Exchange Commission on December 11, 2020
Registration No. 333-251093

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Pre-Effective Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMC ENTERTAINMENT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	26-0303916
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
One AMC Way
11500 Ash Street
Leawood, Kansas 66211
(913) 213-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Kevin M. Connor, Esq.
Senior Vice President, General Counsel & Secretary
One AMC Way
11500 Ash Street
Leawood, Kansas 66211
(913) 213-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
Corey R. Chivers, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000 (Phone)
(212) 310-8007 (Fax)
Approximate date of commencement of proposed sale to the public:
From time to time after effectiveness of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐ Accelerated filer ☒ Non-accelerated filer ☐ Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
AMC Entertainment Holdings, Inc. is filing this Amendment No 1. to its Registration Statement on Form S-3 (File No. 333-251093) to provide for the sale of shares of Class A common stock by certain selling stockholders named herein. The aggregate number of shares being offered pursuant to the Registration Statement is unchanged.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholder identified in this prospectus may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, Dated December 11, 2020
PROSPECTUS
AMC Entertainment Holdings, Inc.
200,000,000 Shares of Class A common stock
AMC Entertainment Holdings, Inc. may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, up to 178,021,978 shares of our Class A common stock, par value $0.01 (the “Class A common stock”) described in this prospectus.
This prospectus provides you with a general description of the securities offered. Each time we offer and sell securities, we will file a prospectus supplement to this prospectus that contains specific information about the offering and, if applicable, the amounts, prices and terms of the securities. Such supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
We may offer and sell the securities described in this prospectus and any prospectus supplement directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commission or discounts.
In addition, the selling stockholder named in this prospectus, may from time to time, in one or more offerings, offer and sell up to an aggregate of 21,978,022 shares of our Class A common stock (the “Selling Stockholder Shares”) which may be sold in a number of different ways and at varying prices. See “Selling Stockholder” and “Plan of Distribution”. We cannot predict when or in what amounts the selling stockholder may sell any of the Selling Stockholder Shares. If a prospectus supplement is required, such prospectus supplement will contain more specific information about the offering by the selling stockholder and may add, update or change information contained in this prospectus. We will not receive any of the proceeds from the sale of the Selling Stockholder Shares. The selling stockholder will pay all brokerage fees and commissions and similar sale-related expenses in connection with any sales of the Selling Stockholder Shares. We are only paying expenses relating to the registration of the Selling Stockholder Shares with the U.S. Securities and Exchange Commission (the “SEC”). The registration of the Selling Stocholder Shares does not necessarily mean that any of such shares will be offered or sold by the selling stockholder.
Our Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “AMC.” On December 10, 2020, the last reported sale price of our Class A common stock on the NYSE was $4.09.

Investing in our Class A common stock involves risks. You should carefully read and consider the risk factors included in this prospectus, in our periodic reports, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the SEC. See the sections entitled “Risk Factors” below on page 7, in our other filings with the SEC and in the applicable prospectus supplement, if any.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a Registration Statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell up to 178,021,978 shares of our Class A common stock described in this prospectus in one or more offerings. This prospectus also relates to the offer and sale of up to 21,978,022 shares of our Class A common stock held by the selling stockholder identified in this prospectus in the section entitled “Selling Stockholder”.
This prospectus provides you with a general description of our Class A common stock that we and the selling stockholder may offer and sell from time to time. To the extent required by applicable law, each time we or the selling stockholder sell securities, we or the selling stockholder, as applicable, will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you), if any, may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement, if any, and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find Additional Information; Incorporation of Documents by Reference” before buying any of the shares of Class A common stock being offered. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information provided in the prospectus supplement or free writing prospectus, as applicable.
You should rely only on the information contained in this prospectus, and any accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information; Incorporation of Documents by Reference, and any free writing prospectus that we prepare and distribute.
Neither we nor the selling stockholder or any of our or its respective affiliates have authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus related hereto that we may authorize to be delivered to you. If given or made, any such other information or representation should not be relied upon as having been authorized by us or the selling stockholder. We and the selling stockholder may only offer to sell, and seek offers to buy any securities in jurisdictions where offers and sales are permitted.
This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
You should assume that the information in this prospectus, any accompanying prospectus supplement or any other offering materials is only accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless otherwise indicated. Our business, financial condition, results of operations and prospects may have changed since such date.
Unless we state otherwise, references to “we,” “us,” “our,” the “Company” or “AMC” refer to AMC Entertainment Holdings, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION;
INCORPORATION OF DOCUMENTS BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.amctheatres.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference into this prospectus.
The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
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our annual report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 28, 2020 (the “Annual Report”);

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our Proxy Statement on Schedule 14A, filed with the SEC on June 10, 2020 (but only with respect to information required by Part III of our Annual Report);

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our quarterly reports on Form 10-Q for the three months ended March 31, 2020, for the six months ended June 30, 2020 and for the nine months ended September 30, 2020, filed with the SEC on June 9, 2020, August 6, 2020 and November 4, 2020 respectively (together the “Quarterly Reports”);

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our Current Reports on Form 8-K filed with the SEC on January 8, 2020, February 27, 2020 (the first 8-K filing on such date), March 3, 2020, March 20, 2020, March 24, 2020, April 24, 2020, April 29, 2020, July 10, 2020, July 23, 2020, July 31, 2020 (the first and second 8-K filing on such date) September 15, 2020, September 24, 2020, October 13, 2020, October 20, 2020, November 10, 2020, and December 11, 2020; and

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the description of our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 17, 2013, pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description.

We incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.
This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any accompanying prospectus supplement or free writing prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s website, as provided above.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:
AMC Entertainment Holdings, Inc.
One AMC Way
11500 Ash Street
Leawood, Kansas 66211
(913) 213-2000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made in this prospectus, the documents that are incorporated by reference in this prospectus and other written or oral statements made by or on behalf of AMC may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements may be identified by the use of words such as “may,” “will,” “forecast,” “estimate,” “project,” “intend,” “plan,” “expect,” “should,” “believe” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include statements we make regarding the impact of COVID-19, future attendance levels and our liquidity. These forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions and speak only as of the date on which it is made. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including those discussed in “Risk Factors”, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following:
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our ability to obtain additional liquidity, which if not realized or insufficient to generate the material amounts of additional liquidity that will be required until we are able to achieve more normalized levels of operating revenues, likely would result with us seeking an in-court or out-of-court restructuring of our liabilities, and in the event of such future liquidation or bankruptcy proceeding, holders of our common stock and other securities would likely suffer a total loss of their investment;

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the impact of the COVID-19 virus on us, the motion picture exhibition industry, and the economy in general, including our response to the COVID-19 virus related to suspension of operations at our theatres, personnel reductions and other cost-cutting measures and measures to maintain necessary liquidity and increases in expenses relating to precautionary measures at our facilities to protect the health and well-being of our customers and employees;

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risks and uncertainties relating to our significant indebtedness, including our borrowing capacity and our ability to meet our financial maintenance and other covenants;

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the manner, timing and amount of benefit we receive under the Coronavirus Aid, Relief, and Economic Security Act or other applicable governmental benefits and support for which we are eligible domestically and internationally;

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risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges;

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risks relating to motion picture production and performance;

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our lack of control over distributors of films;

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intense competition in the geographic areas in which we operate;

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increased use of alternative film delivery methods including premium video on demand or other forms of entertainment;

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shrinking exclusive theatrical release windows;

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AMC Stubs® A-List may not meet anticipated revenue projections which could result in a negative impact upon operating results;

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general and international economic, political, regulatory, social and financial market conditions and other risks including the effects of the exit of the United Kingdom from the European Union;

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limitations on the availability of capital may prevent us from deploying strategic initiatives;

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certain covenants in the agreements that govern our indebtedness may limit our ability to take advantage of certain business opportunities;

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our ability to achieve expected synergies, benefits and performance from our strategic theatre acquisitions and strategic initiatives;

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our ability to refinance our indebtedness on terms favorable to us or at all;

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optimizing our theatre circuit through new construction and the transformation of our existing theatres may be subject to delay and unanticipated costs;

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failures, unavailability or security breaches of our information systems;

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our ability to utilize interest expense deductions may be limited annually due to Section 163(j) of the Tax Cuts and Jobs Act of 2017;

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our ability to recognize interest deduction carryforwards and net operating loss carryforwards to reduce our future tax liability;

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our ability to recognize certain international deferred tax assets which currently do not have a valuation allowance recorded;

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impact of the elimination of the calculation of USD LIBOR rates on our contracts indexed to USD LIBOR:

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review by antitrust authorities in connection with acquisition opportunities;

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risks relating to the incurrence of legal liability, including costs associated with recently filed securities class action lawsuits;

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dependence on key personnel for current and future performance and our ability to attract and retain senior executives and other key personnel, including in connection with any future acquisitions;

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risks of poor financial results may prevent us from deploying strategic initiatives;

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operating a business in international markets AMC is unfamiliar with, including acceptance by movie-goers of AMC initiatives that are new to those markets;

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increased costs in order to comply or resulting from failure to comply with governmental regulation, including the General Data Protection Regulation, the California Consumer Privacy Act and pending future domestic privacy laws and regulations;

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geopolitical events, including the threat of terrorism or cyber-attacks, or widespread health emergencies, such as the novel coronavirus or other pandemics or epidemics, causing people to avoid our theatres or other public places where large crowds are in attendance;

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the ability to obtain suitable equity and/or debt financing and the continued availability of financing, in the amounts and on the terms necessary to support our future refinancing requirements and business; and

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other risks referenced from time to time in filings with the SEC.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive. In addition, new risks and uncertainties may arise from time to time. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty and we caution accordingly against relying on forward-looking statements.
Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the 2019 Form 10-K under the heading “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2019 Form 10-K and in subsequent reports filed by us with the SEC, including Forms 10-Q and Forms 8-K. Because of the foregoing, you are cautioned against relying on forward-looking statements, which speak only as of the date hereof. We do not undertake to update any of these statements in light of new information or future events, except as required by applicable law.

THE COMPANY
We are the world’s largest theatrical exhibition company and an industry leader in innovation and operational excellence. Over the course of our nearly 100-year history, we have pioneered many of the theatrical exhibition industry’s most important innovations. We introduced Multiplex theatres in the 1960s and the North American stadium-seated Megaplex theatre format in the 1990s. Most recently, we continued to innovate and evolve the movie-going experience with the deployment of our theatre renovations featuring plush, powered recliner seating and the launch of our U.S. subscription loyalty tier, AMC Stubs® A-List. Our growth has been driven by a combination of organic growth through reinvestment in our existing assets and through the acquisition of some of the most respected companies in the theatrical exhibition industry.
We were incorporated under the laws of the state of Delaware on June 6, 2007. We maintain our principal executive offices at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211 and our telephone number is (913) 213-2000. Our corporate website address is www.amctheatres.com. Our website and the information contained on, or that can be accessed through, the website is not incorporated by reference in, and is not part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our Class A common stock.

RISK FACTORS
Investing in our Class A common stock involves risks. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q, all of which is incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific offering or resale. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. For more information, see the section entitled “Where You Can Find More Information; Incorporation of Documents by Reference” above. These risks could materially affect our business, results of operations or financial condition and affect the value of our Class A common stock. You could lose all or part of your investment. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

USE OF PROCEEDS
Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the Class A common stock offered by us pursuant to this prospectus for general corporate purposes, which may include the repayment, refinancing, redemption or repurchase of existing indebtedness or capital stock, working capital, capital expenditures and other investments. Additional information on the use of net proceeds from the sale of Class A common stock offered by us pursuant to this prospectus may be set forth in the prospectus supplement relating to that offering.
The selling stockholder will receive all of the proceeds from its sale from time to time under this prospectus and any accompanying prospectus supplement of the Selling Stockholder Shares. We will not receive any proceeds from sales by the selling stockholder of the Selling Stockholder Shares.

SELLING STOCKHOLDER
On December 10, 2020, we entered into a commitment letter (the “Commitment Letter”) with Mudrick Capital Management, LP (“Mudrick”) pursuant to which Mudrick committed to purchase $100.0 million in aggregate principal amount of our first priority senior secured notes upon the terms and subject to the conditions set forth in the Commitment Letter. Pursuant to the Commitment Letter and in consideration of the commitment by Mudrick contained therein, we have agreed to (i) pay a commitment fee to Mudrick comprised of 8,241,758 shares of Class A common stock and (ii) exchange $100.0 million aggregate principal amount of our 10%/12% Cash/PIK Toggle Second Lien Subordinated Notes due 2026 held by Mudrick for 13,736,264 shares of Class A common stock. The Commitment Letter requires the shares of Class A common stock contemplated by the immediately preceding sentence to be “freely-tradeable” and this Registration Statement is being filed, in part, to satisfy this obligation. The agreement by Mudrick to purchase the Selling Stockholder Shares for the consideration described herein was entered into on a private placement basis pursuant to an exemption from the Securities Act. The purchase obligation is irrevocable, subject only to the registration of the Selling Stockholder Shares under the Securities Act or other conditions outside of Mudrick’s control.
For purposes of this prospectus, “selling stockholder” includes the stockholder listed below and its permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of the selling stockholders’ interests. Our registration of the shares of Class A common stock does not necessarily mean that the selling stockholder will sell all or any of such shares of Class A common stock. The following table sets forth certain information as of December 11, 2020 concerning the shares of Class A common stock that may be offered from time to time by the selling stockholder with this prospectus. The information is based on information provided by or on behalf of the selling stockholder. Information about the selling stockholder may change over time. Any changed or new information given to us by the selling stockholder will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary.
The beneficial ownership of the Class A common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. The percentage of shares owned prior to completion of the offering is based on 130,876,395 shares of Class A common stock outstanding as of December 11, 2020 (which amount includes the shares of Class A common stock to be issued to Mudrick).
Name of Selling Stockholder	Shares of Class A Common Stock Beneficially Owned as of December 10, 2020	Percentage of Class A Common Stock Beneficially Owned Prior to Completion of this Offering	Shares of Class A Common Stock Offered Pursuant to this Prospectus	Shares of Class A Common Stock Beneficially Owned upon Completion of this Offering(1)	Percentage of Class A Common Stock Beneficially Owned upon Completion of this Offering(1)
Mudrick Capital Management, LP(2)	21,978,022	16.8%	21,978,022	—	—

(1)
We do not know when or in what amounts the selling stockholder may offer shares of common stock for sale. The selling stockholder may decide not to sell any or all of the shares offered by this prospectus. Because the selling stockholder may offer all, some or none of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that the selling stockholder will sell all of its shares of our common stock covered by this prospectus.

(2)
Consists of shares beneficially owned by Mudrick Distressed Opportunity Fund Global, LP, Blackwell Partners LLC- Series A, Boston Patriot Batterymarch St LLC, Mercer QIF Fund PLC, Boston Patriot Newbury St. LLC, Mudrick Distressed Senior Secured Fund Global LP, Mudrick Distressed Opportunity Drawdown Fund II, L.P., and Mudrick Distressed Opportunity Drawdown Fund II SC, L.P.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is summarized from, and qualified in its entirety by reference to Delaware law, our amended and restated certificate of incorporation (the “certificate of incorporation”) and our amended and restated bylaws (the “bylaws”), each of which has been publicly filed with the SEC. See the section entitled “Where You Can Find More Information; Incorporation of Documents by Reference” above.
Our authorized capital stock consists of 524,173,073 shares of Class A common stock, 51,769,784 shares of Class B common stock, par value $0.01 per share (“Class B common stock”) and 50,000,000 shares of preferred stock, par value $0.01 per share. As of December 8, 2020, there were 108,898,373 shares of Class A common stock outstanding, 51,796,784 shares of Class B common stock outstanding and no shares of preferred stock outstanding. Our Class A common stock is listed on the NYSE under the symbol “AMC.” The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A.
Voting Rights
Holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to three votes per share. Holders of Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of stockholders, unless otherwise required by law.
Our directors are elected by all of the common stockholders voting together as a single class.
Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of our outstanding voting power. Except as otherwise required by the Delaware General Corporation Law (the “DGCL”), our certificate of incorporation or voting rights granted to any subsequently issued preferred stock, the holders of outstanding shares of our common stock and our preferred stock entitled to vote thereon, if any, vote as one class with respect to all matters to be voted on by our stockholders. Under the DGCL, amendments to our certificate of incorporation that would alter or change the powers, preferences or special rights of the common stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class
Conversion
The Class A common stock is not convertible into any other shares of our capital stock.
Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock shall convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain transfers described in the certificate of incorporation.
All authorized shares of Class B common stock shall automatically convert to Class A common stock if and when the holders of Class B common stock collectively hold less than 30% of the aggregate number of outstanding shares of our common stock. Once transferred and converted into Class A common stock, the Class B common stock shall not be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.
Dividends
Holders of Class A common stock and Class B common stock share ratably (based on the number of shares of common stock held) in any dividend declared by the AMC board of directors (the “AMC Board”), subject to any preferential rights of any outstanding preferred stock.
Other Rights
Upon liquidation, dissolution or winding up, after payment in full of the amounts required to be paid to holders of preferred stock, if any, all holders of common stock, regardless of class, will be entitled to share ratably in any assets available for distribution to holders of shares of common stock. No shares of any class of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock.
Preferred Stock
Our certificate of incorporation authorizes the AMC Board to issue from time to time up to an aggregate of 50,000,000 shares of preferred stock in one or more series without further stockholder approval. The AMC Board is authorized, without further stockholder approval, to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series.
Anti-Takeover Effects of Certain Provisions of Delaware Law, the Certificate of Incorporation and the Bylaws
Certain provisions of our certificate of incorporation and bylaws may be considered to have an anti-takeover effect and may delay or prevent a tender offer or other corporate transaction that a stockholder might consider to be in its best interest, including those transactions that might result in payment of a premium over the market price for our shares. These provisions are designed to discourage certain types of transactions that may involve an actual or threatened change of control of AMC without prior approval of the AMC Board. These provisions are meant to encourage persons interested in acquiring control of AMC to first consult with the AMC Board to negotiate terms of a potential business combination or offer. For example, the certificate of incorporation and bylaws:
•
provide that the size of the AMC Board will be set by members of the AMC Board, and any vacancy on the AMC Board, including a vacancy resulting from an enlargement of the AMC Board, may be filled only by vote of a majority of the directors then in office;

•
do not permit stockholders to take action by written consent unless Dalian Wanda Group Co., Ltd. (“Wanda”) owns shares of our outstanding common stock representing at least 50.1% of the total voting power;

•
provide that, except as otherwise required by law, special meetings of stockholders can only be called by the AMC Board;

•
establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the AMC Board;

•
limit consideration by stockholders at annual meetings to only those proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the AMC Board or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting;

•
authorize the issuance of “blank check” preferred stock that could be issued by the AMC Board to increase the number of outstanding shares or establish a stockholders rights plan making a takeover more difficult and expensive; and

•
do not permit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates.

The certificate of incorporation expressly states that we have elected not to be governed by Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the stockholder became an interested stockholder, subject to certain exceptions, including if, prior to such time, the board of such corporation approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. “Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, an

“interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts that are not approved by a company’s board. Although we have elected to opt out of the statute’s provisions, we could elect to be subject to Section 203 in the future.
The bylaws state that unless AMC consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of AMC, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of AMC to AMC or AMC’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the certificate of incorporation or bylaws, or (iv) any action asserting a claim against AMC governed by the internal affairs doctrine; provided, however, that this provision of the bylaws does not apply to any actions arising under the Securities Act or the Exchange Act.
Special Meeting of Stockholders
Special meetings of our stockholders may be called only by a majority of our directors.
Actions by Written Consent
Stockholder action by written consent in lieu of a meeting may only be taken so long as Wanda owns common stock representing a majority of our outstanding voting power. Thereafter, stockholder action can be taken only at an annual or special meeting of stockholders.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
The bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices, not less than 30 days nor more than 60 days prior to the first anniversary of the preceding year’s annual meeting; provided, that in the event that the date of such meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 60th day prior to such meeting and not later than the close of business on the later of the 30th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.
Authorized But Unissued Shares
The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of AMC by means of a proxy contest, tender offer, merger or otherwise.
Amendments to Certificate of Incorporation or Bylaws
The certificate of incorporation provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend the certificate of incorporation. In addition, under the DGCL, an amendment to the certificate of incorporation that would alter or change the powers, preferences or special rights of the common stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class.

Subject to the bylaws, the AMC Board may from time to time make, amend, supplement or repeal the bylaws by vote of a majority of the AMC Board.
Registration Rights
Pursuant to a registration rights agreement dated December 23, 2013, we have agreed, subject to certain conditions, to use our best efforts to effect registered offerings upon request from Wanda and have granted incidental or “piggyback” registration rights with respect to our common stock held by Wanda. Pursuant to the amended and restated investment agreement, dated as of July 31, 2020, we have agreed, subject to certain conditions, to use our reasonable efforts to effect registered offerings upon request from holders of the 2.95% Senior Secured Convertible Notes due 2026 with respect to the Class A common stock issuable upon conversion of the such notes. Pursuant to a registration rights agreement, dated July 31, 2020, we have agreed, subject to certain conditions, to use our reasonable best efforts to effect registered offerings upon request from certain holders of our Class A Common Stock that are party to the backstop agreement, dated July 10, 2020, that we entered into with certain holders of our subordinated notes These registration rights of our stockholders and other parties could impair the prevailing market price and impair our ability to raise capital by depressing the price at which we could sell our Class A common stock.
Limitation of Liability and Indemnification of Directors and Officers
As permitted by the DGCL, we have adopted provisions in the certificate of incorporation that limit or eliminate the personal liability of our directors and officers for monetary damages for a breach of their fiduciary duty of care as a director or officer. The duty of care generally requires that, when acting on behalf of the corporation, directors and officers exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director or officer will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for:
•
any breach of the person’s duty of loyalty to us or our stockholders;

•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•
any transaction from which the person derived an improper personal benefit.

These limitations of liability do not generally affect the availability of equitable remedies such as injunctive relief or rescission.
As permitted by the DGCL, the certificate of incorporation and bylaws provide that:
•
we will indemnify our current and former directors and officers and anyone who is or was serving at our request as the director or officer of, or legal representative in, another entity, and may indemnify our current or former employees and other agents, to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•
we may purchase and maintain insurance on behalf of our current or former directors, officers, employees or agents against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such.

We currently maintain liability insurance for our directors and officers.
The certificate of incorporation requires us to advance expenses to our directors and officers in connection with a legal proceeding, subject to receiving an undertaking from such director or officer to repay advanced amounts if it is determined he or she is not entitled to indemnification. The bylaws provide that we may advance expenses to our employees and other agents, upon such terms and conditions, if any, as we deems appropriate.

Provisions of the Certificate of Incorporation Relating to Corporate Opportunities
To address situations in which officers or directors have conflicting duties to affiliated corporations, Section 122(17) of the DGCL allows a corporation to renounce, in its certificate of incorporation or by action of its board of directors, any interest or expectancy of the corporation in specified classes or categories of business opportunities. As such, and in order to address potential conflicts of interest between us and Wanda and its subsidiaries, the certificate of incorporation contains provisions regulating and defining, to the fullest extent permitted by law, the conduct of our affairs as they may involve Wanda and its officers and directors.
The certificate of incorporation provides that, subject to any written agreement to the contrary, Wanda will have no duty to refrain from engaging in the same or similar activities or lines of business that we engage in, and, except as set forth in the certificate of incorporation, neither Wanda nor its officers or directors will be liable to us or our stockholders for any breach of any fiduciary duty due to any such activities of Wanda.
The certificate of incorporation also provides that we may from time to time be or become a party to and perform, and may cause or permit any subsidiary to be or become a party to and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with Wanda. With limited exceptions, to the fullest extent permitted by law, no such agreement, nor the performance thereof in accordance with its terms by us or any of our subsidiaries or Wanda, shall be considered contrary to any fiduciary duty to us or our stockholders of any director or officer of AMC who is also a director, officer or employee of Wanda. With limited exceptions, to the fullest extent permitted by law, no director or officer of AMC who is also a director, officer or employee of Wanda shall have or be under any fiduciary duty to us or our stockholders to refrain from acting on behalf of us or any of our subsidiaries or on behalf of Wanda in respect of any such agreement or performing any such agreement in accordance with its terms.
The certificate of incorporation further provides that if one of our directors or officers who is also a director or officer of Wanda acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both Wanda and AMC, the director or officer will have satisfied his or her fiduciary duty to us and our stockholders with respect to that corporate opportunity if he or she acts in a manner consistent with the following policy:
•
a corporate opportunity offered to any person who is an officer of AMC and who is also a director but not an officer of Wanda, will belong to us unless the opportunity is expressly offered to that person in a capacity other than such person’s capacity as one of our officers, in which case it will not belong to us;

•
a corporate opportunity offered to any person who is a director but not an officer of AMC, and who is also a director or officer of Wanda, will belong to us only if that opportunity is expressly offered to that person in that person’s capacity as one of our directors; and

•
corporate opportunity offered to any person who is an officer of both Wanda and AMC will belong to AMC only if that opportunity is expressly offered to that person in that person’s capacity as one of AMC’s officers.

Notwithstanding these provisions, the certificate of incorporation does not prohibit us from pursuing any corporate opportunity of which we become aware.
These provisions in the certificate of incorporation will no longer be effective on the date that none of our directors or officers are also directors or officers of Wanda.
If the certificate of incorporation did not include provisions setting forth the circumstances under which opportunities will belong to us and regulating the conduct of our directors and officers in situations where their duties to us and Wanda conflict, the actions of our directors and officers in each such situation would be subject to the fact-specific analysis of the corporate opportunity doctrine as articulated under Delaware law. Under Delaware law, a director of a corporation may take a corporate opportunity, or divert it to another corporation in which that director has an interest, if (i) the opportunity is presented to the director or officer in his or her individual capacity, (ii) the opportunity is not essential to the corporation, (iii) the corporation holds no interest or expectancy in the opportunity and (iv) the director or officer has not wrongfully employed the resources of the corporation in pursing or exploiting the opportunity. Based on Section 122(17) of the DGCL, we do not believe the corporate opportunity guidelines set forth in the certificate of incorporation conflict with Delaware law. If, however, a conflict were to arise between the provisions of the certificate of incorporation and Delaware law, Delaware law would control.

PLAN OF DISTRIBUTION
We and/or the selling stockholder may sell the Class A common stock offered by this prospectus from time to time in one or more transactions, including without limitation:
•
directly to one or more purchasers;

•
through one or more agents, including in an “at the market” offering within the meaning of Rule 415(a)(4) under the Securities Act;

•
to or through underwriters, brokers or dealers; or

•
through a combination of any of these methods of sale.

In addition, the manner in which we and/or the selling stockholder may sell some or all of the Class A common stock covered by this prospectus includes any method permitted by law, including, without limitation, through:
•
“at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange of otherwise;

•
block trades in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•
purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•
ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•
privately negotiated transactions.

We and/or the selling stockholder may also enter into hedging transactions. For example, we and/or the selling stockholder may:
•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the Class A common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of Class A common stock received from us or the selling stockholder to close out its short positions;

•
sell Class A common stock short and re-deliver such shares to close out the short positions;

•
enter into options or other types of transactions that require us or the selling stockholder, as applicable, to deliver Class A common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the Class A common stock under this prospectus; or

•
loan or pledge the Class A common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The Class A common stock covered by this prospectus may be sold:
•
on a national securities exchange;

•
in the over-the-counter market; or

•
in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

In addition, we and/or the selling stockholder may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or the selling stockholder or others to settle such sales and may use securities received from us or the selling stockholder to close out any related short positions. We or the selling stockholder may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be. The third party in such sale transactions may be an underwriter and will be named in the applicable prospectus supplement (or a post effective amendment) to the extent required.
The selling stockholder will not pay any of the costs, expenses and fees in connection with the registration and sale of the Selling Stockholder Shares, but it will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the Selling Stockholder Shares. We will not receive any proceeds from the sale of the Selling Stockholder Shares.
To the extent necessary, a prospectus supplement with respect to an offering of Class A common stock will state the terms of the offering of the Class A common stock, including:
•
the name or names of any underwriters or agents and the amounts of Class A common stock underwritten or purchased by each of them, if any;

•
the public offering price or purchase price of the Class A common stock and the net proceeds to be received by us from the sale;

•
any delayed delivery arrangements;

•
the method of distribution;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or markets on which the securities may be listed.

The offer and sale of the Class A common stock described in this prospectus by us, the selling stockholder, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to the prevailing market prices; or

•
at negotiated prices.

To the extent necessary, we will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.
The selling stockholder may also resell all or a portion of the Selling Stockholder Shares in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.

LEGAL MATTERS
The validity of the securities being offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of AMC Entertainment Holdings, Inc. and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2019 consolidated financial statements refers to changes in the method of accounting for leases as of January 1, 2019 due to the adoption of Accounting Standards Codification (ASC) Topic 842, Leases, and for the recognition of revenue and certain costs as of January 1, 2018 due to the adoption of ASC Topic 606, Revenue from Contracts with Customers.
The consolidated financial statements of Digital Cinema Implementation Partners, LLC as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019, incorporated in this registration statement by reference, have been so incorporated in reliance upon the report of CohnReznick LLP, independent auditors, given upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution

The following sets forth the costs and expenses, all of which will be paid by the Registrant, in connection with the distribution of the securities being registered. All amounts are estimated, except the SEC registration fee:
Registration Fee	$92,080.40
Legal Fees and Expenses	100,000
Accounting Fees and Expenses	50,000
Total	$242,080.40

Item 15.
Indemnification of Directors and Officers

Section 145 of the DGCL permits each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation to procure a judgment in its favor to procure a judgment in its favor, by reason of being or having been in any such capacity, if such person acted in good faith in a manner reasonably believed by such person to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 of the DGCL further provides that a corporation may indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor to procure a judgment in its favor, by reason of being or having been in any such capacity, if such person acted in good faith in a manner reasonably believed by such person to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the DGCL also allows a corporation to provide contractual indemnification to its directors, and we have entered into indemnification agreements with each of our directors whereby we are contractually obligated to indemnify the director and advance expenses to the full extent permitted by the DGCL.
Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for breach of a fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.
The amended and restated certificate of incorporation of AMC Entertainment Holdings, Inc. provides for indemnification of any person made party to or threatened to be made party to any proceeding by reason of the fact that such person is or was a director or officer of the company, or a person of whom such person is the legal representative, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, to the fullest extent permitted by the DGCL, against any expenses, liability and loss (including attorneys’ fees, judgments, fines Employee Retirement Income Security Act of 1974 excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The amended and restated certificate of incorporation of AMC Entertainment Holdings Inc. also provides that the personal liability of its directors for monetary damages for breach of fiduciary duty as a director of the corporation is eliminated to the fullest extent permitted by the DGCL. Expenses incurred in defending any such proceeding in advance of its final disposition may be paid by the corporation in advance of its final disposition, provided that if the DGCL so requires, the payment of such expenses shall only be made upon delivery to the corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified by the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification of the claimant is proper because such person has met the applicable standard of conduct set forth in the DGCL nor an actual determination that such person has failed to meet such standard of conduct shall be a defense to an action brought by a claimant whom the corporation has failed to pay in full within 30 days of having received a written claim.
Item 16.
Exhibits

The following Exhibits are filed as part of this Registration Statement:
Exhibit Number	Exhibit Description
1.1	Form of Underwriting Agreement.*
3.1	Third Amended and Restated Certificate of Incorporation of AMC Entertainment Holdings,
Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K
(File No. 1-33892) filed on December 23, 2013).**
3.2	Third Amended and Restated Bylaws of AMC Entertainment Holdings, Inc. (incorporated by reference from Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-190904) filed on November 22, 2013, as amended).**
3.3	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of AMC Entertainment Holdings, Inc., dated as of July 29, 2020 (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 1-33892) filed on July 31, 2020).**
3.4	Amendment to the Third Amended and Restated Bylaws of AMC Entertainment Holdings, Inc., effective as of July 29, 2020 (incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 1-33892) filed on July 31, 2020).**
5.1	Opinion of Weil, Gotshal & Manges LLP.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm, as to AMC
Entertainment Holdings, Inc.’s consolidated financial statements as of December 31, 2019 and
2018 and for each of the years ended December 31, 2019, December 31, 2018 and December 31,
2017.
23.2	Consent of CohnReznick LLP as to Digital Cinema Implementation Partners, LLC’s consolidated financial statements.
23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on Signature Pages).**

*
To be filed, as applicable, either as an exhibit to a document to be incorporated herein by reference or by a post-effective amendment to this registration statement in connection with a specific offering of securities.

**
Previously filed or incorporated by reference.

Item 17.
Undertakings

Each of the undersigned registrants hereby undertakes:
(a)(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)   That for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on the 11th day of December, 2020.
AMC ENTERTAINMENT HOLDINGS, INC.
By:
/s/ Kevin M. Connor

Name:
Kevin M. Connor

Title:
Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 11, 2020.
Signature	Title
* Adam M. Aron	Chief Executive Officer, President and Director (Principal Executive Officer)
* Sean D. Goodman	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
* Chris A. Cox	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Lin (Lincoln) Zhang	Chairman of the Board
* Anthony J. Saich	Director
* Gary F. Locke	Director
* Howard Koch, Jr.	Director
* Kathleen M. Pawlus	Director
* Lee E. Wittlinger	Director
Adam J. Sussman	Director

Signature	Title
* Philip Lader	Director
Maojun (John) Zeng	Director

*By:
/s/ Kevin M. Connor

Name:
Kevin M. Connor

Title:
Attorney-in-Fact